Exhibit 10.1

STOCK PURCHASE AGREEMENT

AMONG

NUMOBILE, INC.,

STONEWALL NETWORKS, INC.

AND

THE SHAREHOLDERS OF STONEWALL NETWORKS, INC.

Dated October 7, 2009

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made as of October 7th, 2009 (the “Agreement”), among NuMobile, Inc., a corporation existing under the laws of Nevada (the “Purchaser”), Stonewall Networks, Inc., a corporation existing under the laws of Delaware (“Stonewall”), and the shareholders of Stonewall listed on Schedule 1 (the “Preferred Shareholders”) and Schedule 2 hereof (the “Common Shareholders” and collectively with the Preferred Sharesholders, the “Sellers”).

W I T N E S S E T H:

WHEREAS, the Sellers own an aggregate of 3,720,000 shares of common stock, $0.001 par value per share (the “Common Stock”) and 5,924,243 shares of Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock” and together with the Common Stock, the “Shares”), of Stonewall, which Shares constitute 100% of the issued and outstanding shares of capital stock of Stonewall; and

WHEREAS, the Sellers desire to sell to Purchaser, and the Purchaser desires to purchase from the Sellers, the Shares upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I   SALE AND PURCHASE OF SHARES

1.1	Sale and Purchase of Shares.

Upon the terms and subject to the conditions contained herein, on the Closing Date each Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from each Seller, all Shares of Stonewall owned by such Seller set forth opposite such Seller's name on Schedule 1 attached hereto (with respect to the Preferred Shareholders) and Schedule 2 attached hereto (with respect to the Common Shareholders).  The sale and purchase are intended to be a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code.

ARTICLE II   PURCHASE PRICE AND PAYMENT

2.1           Amount and Payment of Purchase Price.

On the Closing Date, the Purchaser shall (i) issue an aggregate principal amount of $1,350,000 notes due December 31, 2011 in the form attached hereto as Exhibit 1 (the “Notes”) to the Preferred Shareholders based on the percentages set forth on Schedule 1, and (ii) pay $100 in cash to the Common Shareholders based on the percentages set forth on Schedule 2. For the avoidance of doubt, no Notes shall be issued to the Common Shareholders.

ARTICLE III   CLOSING AND TERMINATION

3.1	Closing Date.

Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Notes provided for in Section 2 hereof (the “Closing”) shall take place at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, NY 10006 (or at such other place as the parties may designate in writing) on such date as the Sellers and the Purchaser may designate.  The Closing may also take place through the delivery of documents in electronic or telefaxed format or through courier delivery of actual signatures to counsel for the parties.

3.2	Termination of Agreement.

This Agreement may be terminated prior to the Closing by either (a) mutual written consent of the Sellers and the Purchaser or (b) the failure to complete the Closing by October 31, 2009.  In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser, Stonewall or any Seller; provided, however, that nothing in this Section 3.2 shall relieve the Purchaser or any Seller of any liability for a breach of this Agreement.

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers, with respect only to the shares owned by them, represents and warrants to the Purchaser that as of the Closing Date:

4.1	Authority.

(a)
Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement will violate, conflict with, result in a breach of, or constitute a default under any statute, regulation or other agreement to which any Seller is a party or by which or any of them is bound, or any decree, order, or rule of any court or governmental authority or arbitrator that is binding on any Seller in any way, except where such would not have a material adverse effect on the Company’s business or operations taken as a whole (“Material Adverse Effect”).

4.2	Financial Statements and Operation of Stonewall.

Purchaser acknowledges that it has received copies of the Stonewall’s financial statements dated 06/30/2009 and the period then ended.

Sellers have not been involved in the operation of Stonewall or in the preparation of the financial statements and thus make no warranties in relation to the financial statements or the , past, present or future operations of Stonewall.

Each Seller, individually and not jointly, represents and warrants to the Purchaser as of the Closing Date that:

4.3	Investment Intent.

The Notes are being acquired hereunder by the Seller for investment purposes only, for Seller’s own account, not as a nominee or agent and not with a view to the distribution thereof.  The Seller has no present intention to sell or otherwise dispose of the Notes and will not do so except in compliance with the provisions of the Securities Act of 1933, as amended, and applicable law.  The Seller understands that the Notes which may be acquired hereunder must be held by Seller indefinitely unless a subsequent disposition or transfer of any of said shares is registered under the Securities Act of 1933, as amended, or is exempt from registration therefrom.  The Seller further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Seller) promulgated under the Securities Act of 1933, as amended, depends on the satisfaction of various conditions, and that, if and when applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.4	Investment Experience; Suitability.

The Seller is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Notes and the Seller’s financial position is such that the Seller can afford to retain the Notes for an indefinite period of time without realizing any direct or indirect cash return on Seller’s investment.

4.5	Ownership

With respect to Seller’s Shares, Seller is the lawful record and beneficial owner of all the Seller’s Shares, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind and has, or will have on the Closing Date, the absolute, unilateral right, power, authority and capacity to enter into and perform this Agreement without any other or further authorization, action or proceeding, except as specified herein.

4.6	Options and Rights

Each Seller, with respect only to the shares owned by them, represents that there are no authorized or outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Seller is or may become obligated to assign or transfer any shares of capital stock of Stonewall.  Upon the delivery to Purchaser on the Closing Date of the certificate(s) representing the Shares, Purchaser will have good, legal, valid, marketable and indefeasible title to all the Seller’s Shares, free and clear of any liens, pledges, encumbrances, charges, agreements, options, claims or other arrangements or restrictions of any kind, other than those imposed by applicable securities laws.

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants to each Seller and to Stonewall, as of the Closing Date, that:

5.1	Organization and Good Standing of the Purchaser.

The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  Purchaser has, as of October 1st, 2009, 5,000,000,000 shares of common stock, $0.001 par value, authorized, of which 79,868,546 shares are issued and outstanding, 5,000 shares of Series A Preferred Stock, $0.001 par value, of which 2,656 are issued and outstanding, 100,000 shares of Series B Preferred Stock, $0.001 par value, of which 0 are issued and outstanding, 12,000,000 shares of Series C Preferred Stock, $0.001 par value, of which 5,000 are issued and outstanding, 25,000 shares of Series D Preferred Stock, $0.001 par value, of which 11,575 are issued and outstanding and 25,000 shares of Series E Preferred Stock, $0.001 par value, of which 5,708 are issued and outstanding.

5.2	Authority.

(a)           The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been, or will prior to Closing be, duly and validly approved and acknowledged by all necessary corporate action on the part of the Purchaser and the Agreement is enforceable in accordance with its terms.

(b)           The execution of this Agreement and the delivery hereof to the Sellers and the purchase contemplated herein have been, or will be prior to Closing, duly authorized by the Purchaser’s Board of Directors having full power and authority to authorize such actions.

5.3	Consents.

(a)
The execution and delivery of this Agreement, the acquisition of the Shares by Purchaser and the consummation of the transactions herein contemplated, and the compliance with the provisions and terms of this Agreement, are not prohibited by the Articles of Incorporation or Bylaws of the Purchaser and will not violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any court order, indenture, mortgage, loan agreement, or other agreement or instrument to which the Purchaser is a party or by which it is bound.

(b)
No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or any other agreement referenced herein or the compliance by Purchaser with any of the provisions hereof or thereof.

5.4	Litigation.

There are no legal proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

5.5	Investment Intent and Qualification.

The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”)) thereof.  Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.  Purchaser has, or as of the Closing Date will have had, access to all information Purchaser has requested and has, or will have, received satisfactory answers to all questions Purchaser has regarding Stonewall and the Shares.  Purchaser understands that the Shares which may be acquired hereunder must be held by it indefinitely unless a subsequent disposition or transfer of any of those Shares is registered under the Securities Act of 1933, as amended, or is exempt from registration therefrom.  Purchaser is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Shares and Purchaser can bear the full risk, including the entire loss, of the investment.

5.6	Due Authorization of Notes.

The Notes, when delivered to the Sellers, shall be validly issued and outstanding as fully paid and non-assessable, free and clear of any liens, pledges, encumbrances, charges, agreements, options, claims or other arrangements or restrictions of any kind.

5.7	Accuracy of Information

Purchaser’s filings with the Securities and Exchange Commission (i) are true, complete, and accurate as of their dates  and none contained any untrue statement of a material fact or mitted to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading, and (ii) comply with the applicable requirements, and since the date of the most recently filed Form 10-Q, there have been no material changes in the business or financial condition other than changes that would not have a Material Adverse Effect.  When Purchaser has filed necessary periodic reports, including, without limitation, the Form 10-K for its most recently completed fiscal year and any subsequent quarterly reports, those reports will be true, complete, and accurate as of their dates and none will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading.

ARTICLE VI   COVENANTS

6.1	Access to Information.

Stonewall agrees that, prior to the Closing Date, the Purchaser shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of Stonewall and such examination of the books, records and financial condition of Stonewall and its Subsidiaries as it reasonably requests and to make extracts and copies of such books and records.

Purchaser agrees that, prior to the Closing Date, Stonewall shall be entitled, through its officers, employees and representatives (including, without limitation, its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Purchaser and such examination of the books, records and financial condition of the Purchaser as it reasonably requests and to make extracts and copies of such books and records.

No investigation prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements contained in this Agreement or any other agreement referenced herein.

6.2	Other Actions.

Each of the Sellers and the Purchaser shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement, and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

6.3	Use of Name.

The Sellers hereby agree that upon the consummation of the transactions contemplated hereby, the Purchaser and Stonewall shall have the sole right to the use of the name “Stonewall, Inc.” and the Sellers shall not, and shall not cause or permit any affiliate to, use such name or any variation or simulation thereof.

6.4	Tax Matters.

Stonewall or the Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of Stonewall (including any proper extensions thereof).

6.5	Securities Law Filings

Purchaser shall make, in a timely manner, all filings under applicable federal and state securities laws necessary in order to assure that exemptions from registration are available for the transactions hereunder.

6.6	Disclosure of Information.

Purchaser believes that Purchaser has received all the information Purchaser considers necessary or appropriate for deciding whether to purchase the Shares.  The Purchaser has had an opportunity to discuss Stonewall’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities.

Purchaser acknowledges that it is not relying upon the Sellers, any person, firm or corporation, other than Stonewall and its officers and directors, in making its decision to acquire the Shares from the Sellers.

ARTICLE VII   CONDITIONS TO CLOSING

7.1	Conditions Precedent to Obligations of Purchaser.

The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

(a)	all representations and warranties of the Sellers contained herein shall be true and correct as of the date hereof;

(b)
the Sellers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by  them on or prior to the Closing Date;

(c)	the Sellers shall have obtained all consents and waivers with respect to the transactions contemplated by this Agreement;

(d)
no legal proceedings shall have been instituted or threatened or claim or demand made against the Sellers, Stonewall, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(e)	the Purchaser shall have received the written resignations of each director of Stonewall.

7.2	Conditions Precedent to Obligations of the Sellers.

The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Sellers in whole or in part to the extent permitted by applicable law):

(a)	all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof;

(b)
the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date; and

(c)
no legal proceedings shall have been instituted or threatened or claim or demand made against the Sellers, Stonewall, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

ARTICLE VIII   DOCUMENTS TO BE DELIVERED

8.1	Documents to be Delivered by the Sellers.

At or prior to the Closing, the Sellers shall deliver, or cause to be delivered, to the Purchaser the following:

(a)	stock certificates representing the Shares referred to in Section 1.1 hereof, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

(b)	written resignations of each of the directors of Stonewall;

(c)
certificate of good standing with respect to Stonewall issued by the Secretary of State of the State of incorporation, and for each state, if any, in which Stonewall is qualified to do business as a foreign corporation; and

(d)	such other documents as the Purchaser shall reasonably request.

8.2	Documents to be Delivered by the Purchaser.

At or prior to the Closing, the Purchaser shall deliver to the Sellers the following:

(a)	The Notes to be delivered pursuant to 2.1 are delivered to the Sellers (with respect to the Preferred Sharehodlers);

(b)	The cash purchase price pursuant to Section 2.1 paid to the Sellers (with respect to the Common Shareholders); and

(c)	such other documents as the Sellers shall reasonably request.

ARTICLE IX   INDEMNIFICATION

9.1
Indemnification.  Each individual Seller hereby agrees to indemnify and hold the Purchaser harmless from and against any losses, liabilities, obligations, damages, costs and reasonable legal expenses based upon, attributable to or resulting from the failure of any representation or warranty of that individual Seller set forth in Section 4 hereof to be true and correct in all respects as of the date made. The Seller’s individual indemnification obligation described in this section shall be the Seller’s sole liability with respect to this transaction and Stonewall.

ARTICLE X   RELEASE

10.1          As a material inducement to the Sellers to enter into this Agreement and in consideration of the terms contained herein, with full understanding of the contents and legal effect of this Agreement and having the right and opportunity to consult with counsel, Purchaser and its past, present and future agents, representatives, predecessors, successors and assigns hereby release and forever discharge the Sellers and their past, present and future agents, representatives, predecessors, successors and assigns from any and all actions, debts, liens, obligations, liabilities, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, in law, admiralty or equity, of any kind or nature whatsoever, that they ever had or now have, whether fixed or contingent, liquidated or un-liquidated, known or unknown, suspected or unsuspected, and whether arising in tort, contract, statute, or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy, in connection with the business operations of Stonewall, past, present and future, including but not limited to its corporate records, employees, contracts, intellectual property, and  business, financial, and tax matters. With respect to the above-stated release, the parties each waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of the State of California or any other substantially similar law in the applicable venue. Section 1542 of the Civil Code of the State of California reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Purchaser acknowledges that he may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the releases set forth in this Agreement, but that it is their intention to fully, finally, and forever settle and release any and all claims, actions, causes of action, grievances, suits, charges, or complaints of any kind or nature whatsoever that arise out of or relate to Stonewall, whether fixed or contingent, liquidated or un-liquidated, known or unknown, suspected or unsuspected, accrued or un-accrued, apparent or unapparent, which now exist, or heretofore existed, and without regard to the subsequent discovery or existence of such additional or different facts. The parties, and each of them, expressly waive any and all protections afforded by Civil Code section 1542 or substantially similar law with respect to the above-stated release.

The releases set forth hereinabove is effective upon the Closing, as set forth above.

ARTICLE XI  MISCELLANEOUS

11.1	Survival of Representations and Warranties.

The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto, and continue in full force and effect for a period of one year.

11.2	Expenses.

Except as otherwise provided in this Agreement, the Sellers and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Sellers.

11.3	Further Assurances.

The Sellers and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

11.4	Governing Law; Submission to Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of California, both substantive and remedial, without regard to Californiaconflicts of law principles. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of California, Santa Clara County, or in the United States District Court for the Northern District of California and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement

11.5	Entire Agreement; Amendments and Waivers.

This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

11.6	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

11.7	Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by certified mail, return receipt requested, or via recognized overnight courier service with all charges prepaid or billed to the account of the sender to the parties (and shall also be transmitted by facsimile to the parties receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

(a)	Purchaser:

NuMobile, Inc.
2520 South Third Street #206
Louisville, KY 40208
Phone: 502-636-2807
Facsimile: 502-636-2806

Copy to:

Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone:  (212) 930-9700
Facsimile: (212) 930-9725

(b)	Sellers:

Stonewall Networks, Inc.
P.O. Box 4726
Cary, NC  27519
Phone:
Facsimile:

11.8	Binding Effect; Assignment; Severability

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

[intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed or caused to be duly executed this Stock Purchase Agreement as of the date first set forth above.

NUMOBILE, INC.

By:	/s/
Name
Title

STONEWALL NETWORKS, INC.

By:	/s/
Name
Title

SELLERS:

SCHEDULE 1

Seller	Series A Preferred Shares	Percentage
AsiaTech Taiwan Venture Fund, LP	2,834,432	47.84%
Chen, Timothy	208,066	3.51%
George, Thomas	70,426	1.19%
Mission Court Properties	205,348	3.47%
Ryder, Brian	50,000	0.84%
Sherpa MMB II, LLC	200,000	3.38%
Rainbow Lighting Ltd.	1,434,144	24.21%
Supreme Image Ltd	301,052	5.08%
Tinor, Thomas	100,611	1.70%
VIA Technologies, Inc.	520,164	8.78%
TOTALS	5,924,243	100.00%

SCHEDULE 2

Seller	Common Shares	Percentage
John Murphy	1,860,000	50%
James Hinderliter	1,860,000	50%
TOTALS	3,720,000	100.00%